Exhibit 10.3
FORM OF

PERFORMANCE–BASED

LTIP UNIT AWARD CERTIFICATE

Non-transferable

GRANT TO

(“Grantee”)

by CatchMark Timber Operating Partnership, L.P. (the “Company”) of LTIP Units (the “LTIP Units”) (as defined in the Second Amended and Restated Agreement of Limited Partnership of CatchMark Timber Operating Partnership, L.P. (as amended from time to time, the “LP Agreement”)) pursuant to and subject to the provisions of the CatchMark Timber Trust, Inc. LTI Program Plan (the “LTIP”), which operates as a sub-plan of the CatchMark Timber Trust, Inc. 2021 Incentive Plan (the “Equity Incentive Plan”) and to the terms and conditions set forth in this award certificate (this “Certificate”).

The number of LTIP Units subject to this award is _______ Unvested LTIP Units (the “Awarded Units”). Depending on the General Partner’s level of attainment of specified performance goals, Grantee may earn 0% to 100% of the Awarded Units, in accordance with the performance metrics described on Exhibit A hereto and the terms of this Certificate and Grantee’s continued employment with the General Partner through the Determination Date.

By accepting the LTIP Units, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Certificate, the LP Agreement, the LTIP and the Equity Incentive Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the LTIP and the Equity Incentive Plan. In addition, certain terms are defined in Section 18 hereof and Exhibit A hereto.

IN WITNESS WHEREOF, CatchMark Timber Operating Partnership, L.P., acting by and through its duly authorized officers, has caused this Certificate to be duly executed.

CATCHMARK TIMBER OPERATING PARTNERSHIP, L.P. By: CatchMark Timber Trust, Inc., Its General Partner
By: ______________________________________________	Grant Date: _____________
Name: Its:

Exhibit 10.3
TERMS AND CONDITIONS

1.Nature of Award. Subject to the terms of the LP Agreement, the LTIP, the Equity Incentive Plan and this Certificate, the profits interests granted hereby represent Unvested LTIP Units in the Company issued in Grantee’s name as of the Grant Date. By accepting this Certificate, Grantee hereby acknowledges and agrees that he or she is bound by the terms and conditions of the LTIP, the Equity Incentive Plan and the LP Agreement (including certain rights and obligations with respect to the LTIP Units granted hereunder).

2.LTIP Units Earned. The LTIP Units will be earned in whole, in part, or not at all, as provided on Exhibit A attached hereto. Any LTIP Units that fail to be earned in accordance with Exhibit A attached hereto will be forfeited and reconveyed to the Company on the Determination Date without further consideration or any act or action by Grantee.

3.Conversion to Vested LTIP Units. Except as otherwise provided herein:
(a)    50% of the Earned Award will become Vested LTIP Units (on a one-for-one basis) on the Determination Date, provided Grantee has continued in the employment of the General Partner or any of its Affiliates through such date; and

(b)    50% of the Earned Award will become Vested LTIP Units (on a one-for-one basis) on the first anniversary of the Determination Date, provided Grantee has continued in the employment of the General Partner or any of its Affiliates through such date.

4.Change in Control
(a)    In the event of a Change in Control prior to the Determination Date:
(i)    If the LTIP Units are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board, then the LTIP Units will become Vested LTIP Units (on a one-for-one basis) on the CIC Date, provided Grantee has continued in the employment of the General Partner or any of its Affiliates through the CIC Date, based upon (i) an assumed achievement of a Performance Factor at Target and the actual level of achievement of the Performance Multiplier (measured as of the CIC Date), if the CIC Date occurs during the first half of the Performance Period, or (ii) the actual level of achievement of the Performance Factor and the Performance Multiplier (measured as of the CIC Date), if the CIC Date occurs during the second half of the Performance Period, and such Vested LTIP Units shall be prorated by multiplying the Vested LTIP Units by a fraction, the numerator of which shall be the number of days elapsed in the Performance Period prior to the CIC Date, and the denominator shall be 1,096).
(ii)    If the LTIP Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board, then, on the occurrence of Grantee’s termination of employment without Cause [(as defined in the Employment Agreement)] or resignation for Good Reason [(as defined in the Employment Agreement)] within two years following such Change in Control, the LTIP Units will become Vested LTIP Units (on a one-for-one basis) based upon (i) an assumed achievement of a Performance Factor at Target and the actual level of achievement of the Performance Multiplier (measured as of the date of termination), if the date of termination occurs during the first half of the Performance Period, or (ii) the actual level of achievement of the Performance

Exhibit 10.3
Factor and the Performance Multiplier (measured as of the date of termination), if the date of termination occurs during the second half of the Performance Period, and such Vested LTIP Units shall be prorated by multiplying the Vested LTIP Units by a fraction, the numerator of which shall be the number of days elapsed in the Performance Period prior to the date of termination, and the denominator shall be 1,096).

(b)    In the event of a Change in Control on or after the Determination Date:
(i)    If the Earned Award is not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, then 100% of the Earned Award will become Vested LTIP Units (on a one-for-one basis) on the CIC Date, provided Grantee has continued in the employment of the General Partner or any of its Affiliates through the CIC Date.
(ii)    If the Earned Award is assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, then 100% of the Earned Award will become Vested LTIP Units (on a one-for-one basis) upon the termination of Grantee’s employment by the Company without Cause [(as defined in the Employment Agreement)] or Grantee‘s resignation for Good Reason [(as defined in the Employment Agreement)] within two years after the effective date of the Change in Control.

5.Termination of Employment.
(a)    In the event of Grantee’s Qualifying Termination prior to the Determination Date, then, as of the date of such Qualifying Termination, the LTIP Units will become Vested LTIP Units (on a one-for-one basis) based upon (i) an assumed achievement of a Performance Factor at Target and the actual level of achievement of the Performance Multiplier (measured as of the date of the Qualifying Termination), if the date of Grantee’s Qualifying Termination occurs during the first half of the Performance Period, or (ii) the actual level of achievement of the Performance Factor and the Performance Multiplier (measured as of the date of the Qualifying Termination), if the date of Grantee’s Qualifying Termination occurs during the second half of the Performance Period, and such Vested LTIP Units shall be prorated by multiplying the Vested LTIP Units by a fraction, the numerator of which shall be the number of days elapsed in the Performance Period prior to the Qualifying Termination, and the denominator shall be 1,096).
(b)    In the event of Grantee’s Qualifying Termination on or after the Determination Date, then 100% of the Earned Award will become Vested LTIP Units (on a one-for-one basis) on the date of such Qualifying Termination.
(c)    If Grantee’s employment is terminated for any reason other than as set forth in Section 4(a)(ii), Section 4(b)(ii) or Section 5(a) or (b) above, all of the Unvested LTIP Units or the Earned Award, as applicable, shall be forfeited and reconveyed to the Company on the date of such termination of employment without further consideration or any act or action by Grantee.

6.Distribution Equivalent Rights (“DERs”). The Company shall establish, with respect to each LTIP Unit, a separate bookkeeping account for such LTIP Unit (a “DER Account”), which shall be credited (without interest) with an amount equal to any cash distributions made by the Company with respect to a Common Unit during the period beginning on the Grant Date and ending on the date, if any, that the Unvested LTIP Unit becomes a Vested LTIP Unit. Upon the LTIP Unit becoming a Vested LTIP Unit, the DER Account with respect to such Vested LTIP Unit shall also become vested. Similarly, upon the forfeiture of an LTIP Unit, the DER Account

Exhibit 10.3
with respect to such forfeited LTIP Unit shall also be forfeited. As soon as reasonably practical, but not later than thirty (30) days, following the date that an LTIP Unit becomes a Vested LTIP Unit, the Company shall cause to be paid to Grantee an amount of cash equal to the amount then credited to the DER Account maintained with respect to such Vested LTIP Unit.

7.Section 83(b) Election. As a condition to the issuance of the LTIP Units, Grantee shall make an election under Section 83(b) of the Code within 30 days after the Grant Date and shall promptly provide written evidence of any such election to the Company. Grantee acknowledges and agrees that neither the Company nor any of its Affiliates shall bear any responsibility or liability for any adverse tax consequences to Grantee relating to Section 83 of the Code or to the making of (or any failure to make) an election pursuant to Section 83(b) of the Code with respect to the LTIP Units. A form 83(b) election is attached hereto as Exhibit C.

8.Withholding. The Company or any employer Affiliate has the authority and the right to deduct or withhold from any payment related to the LTIP Units due Grantee, or from any payroll or other payment due Grantee, any federal, state, local, or foreign taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the grant, vesting, repurchase or other taxable event relating to the LTIP Units (including with respect to cash payments related to DERs).

9.Restrictions on Transfer and Pledge. Except as provided in the LP Agreement, Grantee may not, directly or indirectly, Transfer any portion of the LTIP Units or the DER Account. Any purported Transfer in violation of this Certificate or the LP Agreement shall be null ab initio and of no force and effect, and the Company shall not recognize any such Transfer or accord to any purported transferee any rights with respect to the LTIP Units or DER Account or any rights as a holder of a Partnership Interest. Notwithstanding the LP Agreement, no right or interest of Grantee in any Unvested LTIP Units or DER Account may be Transferred to or in favor of any party other than the Company or an Affiliate of the Company, without the prior consent of the Committee.

10.No Right of Continued Service. Nothing in this Certificate shall interfere with or limit in any way the right of the General Partner, the Company or any other Affiliate of the Company to terminate Grantee’s service at any time, nor confer upon Grantee any right to continue to provide services to, the General Partner, the Company or any other Affiliate of the Company.
11.Severability. If any one or more of the provisions contained in this Certificate are invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

12.Clawback. The LTIP Units shall be subject to any compensation recoupment policy of the General Partner that is applicable by its terms to Grantee and to awards of this type.

13.Plan Controls. The terms contained in the LTIP and the Equity Incentive Plan are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the LTIP and the Equity Incentive Plan. In the event of any actual or alleged conflict between the provisions of the LTIP and the Equity Incentive Plan and the provisions of this Certificate, the provisions of the LTIP and the Equity Incentive Plan shall be controlling and determinative.
14.Successors. This Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Certificate, the LTIP and the Equity Incentive Plan.

15.Notice. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to CatchMark Timber Operating

Exhibit 10.3
Partnership, L.P., c/o CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2650, Atlanta, GA 30328: Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

16.Joinder Agreement. As a condition to the issuance of the LTIP Units, within 30 days after the Grant Date, Grantee shall enter into and execute a joinder to the LP Agreement in the form attached hereto as Exhibit D. Notwithstanding the foregoing, Grantee shall not be required to execute a joinder to the LP Agreement if Grantee has previously executed such a joinder in connection with a previous grant of LTIP Units.

17.Legal Limitations or Restrictions. As a condition to the issuance of the LTIP Units hereunder, Grantee acknowledges and agrees that the LTIP Units and related DER Account shall be subject to any contractual or legal limitations or restrictions imposed on the Company (including under any credit or similar agreement).

18.Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the LTIP and the Equity Incentive Plan. In addition, and notwithstanding any contrary definition in the LTIP or the Equity Incentive Plan, for purposes of this Certificate:

a.“Affiliate” shall have the meaning set forth in the LP Agreement.
b.“Awarded Units” means the number of LTIP Units granted pursuant to this Certificate, as indicated on the cover page hereof.
c.“Beginning Price” means for the General Partner and for each company in the Broader Industry Peer Group and the Timber Peer Group the average closing stock price over the twenty (20) trading days that immediately precedes the first day of the Performance Period.
d.“Broader Industry Peer Group” is defined on Exhibit A hereto.
e.“Broader Industry Peer Group Weighting Factor” is defined on Exhibit A hereto.
f.“Broader Industry Peer Group Average TSR” is defined on Exhibit A hereto.
g.“CIC Date” means the effective date of a Change in Control.
h.“Composite Index” shall have the meaning set forth on Exhibit A hereto.
i.“Composite Index Return” shall have the meaning set forth on Exhibit A hereto.
j.“Determination Date” means the date of the Committee’s certification of achievement of the Performance Objective and the Performance Multiplier, determination of the Performance Factor and Performance Multiplier and approval of the Earned Award, which shall be any date between January 1, 20__ and March 15, 20__.
k.“Earned Award” means (1) the Awarded Units multiplied by the Performance Factor (rounded down to the nearest whole unit), multiplied by (2) the Performance Multiplier (rounded down to the nearest whole unit), as determined by the Committee on the Determination Date. Examples of the calculations of the Earned Award are attached hereto as Exhibit B and hereby incorporated into this Certificate.
l.[“Employment Agreement” means Grantee’s Employment Agreement with the General Partner and CTT Employee, LLC, dated as of March 11, 2021.]
m.“Ending Price” means for the General Partner and for each company in the Broader Industry Peer Group and the Timber Peer Group the average closing stock price over the twenty (20) trading days that includes and immediately precedes the last day of the Performance Period.

Exhibit 10.3
n.“General Partner” or “GP” means CatchMark Timber Trust, Inc.
o.[“Good Reason” means any of the following, without Grantee’s written consent: (i) a material diminution in Grantee’s base salary; (ii) a material diminution in Grantee’s authority, duties, or responsibilities; or (iii) the relocation of the General Partner’s principal office to a location that is more than fifty (50) miles from the location of the General Partner’s principal office on the Grant Date. A termination by Grantee shall not constitute termination for Good Reason unless Grantee shall first have delivered to the Company written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason (which notice must be given no later than thirty (30) days after the initial occurrence of such event) (the “Good Reason Notice”), and the Company has not taken action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by Grantee within thirty (30) days following its receipt of such Good Reason Notice. Grantee’s date of termination for Good Reason must occur within a period of ninety (90) days after the occurrence of an event of Good Reason.]
p.“Grant Date” means _____________, 20__.
q.“Performance Factor” means the percentage, from 0% to 75%, that will be applied to the Awarded Units, as more fully described in Exhibit A hereto.
r.“Performance Multiplier” means the applicable multiplier for purposes of determining the Earned Award based on the Company’s absolute TSR for the Performance Period, as more fully described in Exhibit A hereto.
s.“Performance Objectives” are the performance objectives described on Exhibit A hereto, that must be achieved in order for any LTIP Units to be earned by Grantee pursuant to this Certificate.
t.“Performance Period” means the period beginning January 1, 20__ and ending on December 31, 20__.
u.“Qualifying Termination” means Grantee’s termination of employment by reason of Grantee’s death or Disability.
v.“Timber Peer Group” is defined on Exhibit A hereto.
w.“Timber Peer Group Average TSR” is defined on Exhibit A hereto.
x.“Timber Peer Group Weighting Factor” is defined on Exhibit A hereto.
y.“Total Shareholder Return” or “TSR” with respect to the General Partner and for each company in the Broader Industry Peer Group and the Timber Peer Group shall be equal to the quotient obtained by dividing (i) the sum of (A) the Ending Price minus the Beginning Price plus (B) reinvested dividends by (ii) the Beginning Price.
z.“Transfer” shall have the meaning set forth in the LP Agreement.
aa.“Vested LTIP Units” shall have the meaning set forth in the LP Agreement.
ab.“Weighting Factor” means the Broader Industry Peer Group Weighting Factor and the Timber Peer Group Weighting Factor.

Exhibit 10.3
EXHIBIT A

Performance Objectives for General Partner TSR Relative to Composite Index Return

______________

Exhibit 10.3
EXHIBIT B

Example Calculations of Earned Awards

Exhibit 10.3
EXHIBIT C

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986

Exhibit 10.3
EXHIBIT D

JOINDER AGREEMENT TO LP AGREEMENT

THIS JOINDER AGREEMENT TO LP AGREEMENT (this “Joinder Agreement”) is executed and delivered this day of , 20__ by the undersigned. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Second Amended and Restated Agreement of Limited Partnership of CatchMark Timber Operating Partnership, L.P. (the “LP Agreement”).

WHEREAS, the undersigned shall receive a grant of LTIP Units; and

WHEREAS, in connection with the grant of such LTIP Units, the undersigned must enter into the LP Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The undersigned hereby acknowledges and agrees with the Company that, effective as of the date of this Joinder Agreement, he/she shall become a LTIP Unit Limited Partner and acknowledges receipt of, and agrees to be bound the terms and conditions of, the LP Agreement, as if a signatory thereto.

IN WITNESS WHEREOF, the parties have executed this Joinder Agreement on the day and year first set forth above.

____________________________________
[NAME]

Accepted:

CATCHMARK TIMBER OPERATING PARTNERSHIP, L.P.

By:
Name:
Title: